UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2010
TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.
On Tuesday, June 29, 2010, our Board of Directors adopted Amended and Restated Bylaws, which updated the Bylaws in the form attached as Exhibit 3(ii) to this report, which exhibit is incorporated in this Item 5.03 by reference. All changes and updates made to the Bylaws are reflected in the marked version of the Bylaws attached as Exhibit 99.1 to this report, which exhibit is incorporated in this Item 5.03 by reference. The following is a description of the changes made to the Bylaws and is qualified in its entirety by the marked Bylaws attached as Exhibit 99.1, which shows the details of the changes made:
Several changes were made with respect to annual meeting requirements and applicable notice deliveries. For shareholders’ and board of directors’ meetings, there is no longer the requirement that shareholder meetings may only be held at a place other than the registered office in Michigan pursuant to the Bylaws or Board resolution. Further, unless otherwise determined by the Board, the annual meeting will be held at 9:00 a.m. instead of 10:30 a.m. Previously a different time for shareholder notice of matters to be brought before an annual meeting was required if the meeting date was more than 20 days before or after the anniversary of the prior year’s meeting. Now the meeting date must be more than 30 days before or after the anniversary of the prior year’s meeting for the alternative notice deadline to apply.
Notices required by the Bylaws are no longer required to state the authority pursuant to which they are issued or bear the Secretary’s signature. The clause providing that the presiding officer at shareholder meetings has absolute discretion to act and his rulings are not subject to appeal has been removed.
For proxies, the clause providing that shareholder proxies shall extend to all meetings of shareholders and remain in force three years from its date has been removed. A corporation may vote its shares in Tecumseh by the President or by proxy appointed by any of the President, Treasurer or its Secretary; and no longer is the absence of the President or his proxy required for appointment by the Treasurer or the absence of the Treasurer required for appointment by the Secretary.
The changes include provisions regarding the election of directors and their powers and duties. The minimum number of Board members has been reduced to four from five. The minimum number of directors required to be on an Executive Committee has been reduced to one from two. The provision regarding a director’s term has been clarified to provide that he also holds office until his successor is elected and qualified, or until his resignation or removal. Mandatory resignation upon a change in a director’s employment is no longer required. In addition, elected directors are no longer required to give an oath. Directors or committee members may participate in meetings by phone or remote communications without permission by a majority of the Board.
The changes clarify that the Board may not delegate the powers and duties of any officer to a director. The role of the Lead Director has been expanded to include calling regular or special meetings of the Board. The definition of independent director has been amended so as to mirror the meaning of the term under the Nasdaq Stock Market rules.
There were changes made with respect to the election of, and powers and duties of, the Chairman of the Board of Directors. The changes clarify that Tecumseh is not required to have a Chairman of the Board. The changes also clarify that if a Chairman of the Board or a Chairman of the Board of Directors Emeritus is elected, he may be an officer or solely a director or former director, as determined by the Board, and in the absence of a determination, he will not be an officer or employee. The changes also clarify that the Chairman’s power and authority beyond his duties as a director only apply if he is also an officer (including possessing the same power and authority as the President to sign documents on behalf of Tecumseh, being the Chief Executive Officer and voting securities on behalf of Tecumseh).
There were changes made to the powers and duties of various officer positions. There will no longer be a Secretary of the Board of Directors and his or her duties will now be discharged by the Secretary of Tecumseh. The Treasurer is now required to render an account of his transactions to the Chief Executive Officer, among others, rather than the Chairman of the Board, among others. The signature requirements for Tecumseh’s stock certificates has been changed so that a certificate shall be signed by the President or Vice-President, and may be signed by any other officer.
The new Bylaws also delete the requirement that special meetings of the Board to approve bylaw amendments must include notice of the proposed amendment in the notice of the special meeting. The section regarding the inapplicability of Chapter 7B of the Michigan Business Corporation Act has been removed in its entirety as a result of the repeal of that chapter.
There were other minor language and clean up changes made to various sections throughout the Bylaws.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished with this report:

Exhibit No.	Description

3(ii)	Bylaws
99.1	Marked Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: February 25, 2011	By:	/s/ James Connor
James Connor
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	Bylaws
99.1	Marked Version of Bylaws

3